EXHIBIT 99.1

FOR IMMEDIATE RELEASE


                    CONCURRENT COMPUTER CORPORATION ANNOUNCES
                FIRST QUARTER FISCAL YEAR 2005 FINANCIAL RESULTS


     ATLANTA, GEORGIA, OCTOBER 22, 2004 - Concurrent Computer Corporation (NASDAQ: CCUR) today reported results for its first quarter of fiscal year 2005 ended September 30, 2004.


In the first quarter of fiscal 2005, consolidated revenue for the company aggregated $17.3 million compared to $14.1 million in the fourth quarter of fiscal 2004, an increase of 22.9%, and compared to $18.9 million in the first quarter of fiscal 2004, a decrease of 8.3%. Video-On-Demand (VOD) revenue totaled $8.5 million for the first quarter of fiscal 2005 compared to $7.9 million in the fourth quarter of fiscal 2004, an increase of 7.7%, and compared to $10.4 million in the same quarter of the prior year, a decrease of 17.7%. Revenue from the company's Integrated Solutions Division (ISD) in the first quarter of fiscal 2005 totaled $8.8 million compared to $6.2 million in the fourth quarter of fiscal 2004, an increase of 42.4%, and compared to $8.5 million in the same quarter of the prior year, an increase of 3.1%.


The net loss for the first quarter of fiscal 2005 was $5.0 million, including severance costs of $0.7 million, or $0.08 per fully diluted share compared to a net loss of $7.5 million or $0.12 per share in the fourth quarter of fiscal 2004 and compared to net income of $0.6 million or $0.01 per fully diluted share in the same quarter of the prior year.


"Although our results are an improvement from last quarter, particularly in our ISD Division, North American VOD fell short of our expectations. Orders for five new market deployments were once again delayed. However, we do expect that these orders will be received and revenue will be recognized in our second quarter," announced Gary Trimm, Concurrent president and chief executive officer. "Most of our North American VOD shipments were upgrades to our 4th generation architecture, which negatively impacted our margins," he added. "As evidenced by our recent announcements with C&M Co., Ltd. (C&M) and Korea Digital Cable Media Center Co., Ltd. (KDMC), international orders have been strong. We are also currently finalizing two additional new customer announcements, which, together with C&M and KDMC, address approximately 7.5 million basic subscribers. These wins, coupled with


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strong  order  flow  and  backlog in our ISD business, are expected to result in improving revenues and operating results for the second and third quarters of our fiscal 2005."


As previously announced, Concurrent Computer Corporation will hold a conference call to discuss its first quarter of fiscal 2005 results on October 22, 2004 at 10:00 a.m. E.T., which will be broadcast live over the Internet on the company's web page at www.ccur.com, Investor Relations page.
               ------------


ABOUT CONCURRENT
Concurrent  Computer  Corporation  (www.ccur.com)  is  a  worldwide  leader  in
                                    ------------
providing digital VOD systems to the broadband industry and real-time computer systems for industry and government. Concurrent's VOD systems are utilized within both the domestic and international broadband cable, DSL, and IP-based markets. Concurrent's proven technology provides a flexible, comprehensive, robust solution for HFC, DSL, and IP-based networks. The company's powerful and scalable VOD systems are based on open standards and are integrated with the leading broadband technologies. Concurrent is also a leading provider of high-performance, real-time computer systems, solutions, and software that focus on hardware-in-the-loop and man-in-the-loop simulation, data acquisition, and industrial control systems for commercial and government markets. Concurrent has nearly four decades of experience in real-time technology and provides its best of breed solutions through offices in North America, Europe, Asia, and Australia.


Certain statements made or incorporated by reference in this release may constitute "forward-looking statements" within the meaning of the federal securities laws. When used or incorporated by reference in this release, the words "believes," "expects," "estimates," "anticipates," and similar expressions are intended to identify forward-looking statements. Statements regarding future events and developments and our future performance, as well as our expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. The risks and uncertainties which could affect our financial condition or results of operations include, without limitation: our ability to keep our customers satisfied; availability of video-on-demand content; delays or cancellations of customer orders; changes in product demand; economic conditions; various inventory risks due to changes in market conditions; uncertainties relating to the development and ownership of intellectual property; uncertainties relating to our ability and the ability of other companies to enforce their intellectual property rights; the pricing and availability of equipment,


                                     -more-
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materials  and  inventories;  the  concentration  of  our  customers; failure to effectively manage change; delays in testing and introductions of new products; rapid technology changes; system errors or failures; reliance on a limited number of suppliers; uncertainties associated with international business activities, including foreign regulations, trade controls, taxes, and currency fluctuations; the highly competitive environment in which we operate and predatory pricing pressures; failure to effectively service the installed base; the entry of new well-capitalized competitors into our markets; the success of new products in both the VOD and ISD divisions; the availability of Linux software in light of issues raised by SCO group; capital spending patterns by a limited customer base; and obligations that could impact revenue recognition.


Other important risk factors are discussed in our Form 10-K filed with the Securities and Exchange Commission on Sept. 7, 2004 and may be discussed in subsequent filings with the SEC. The risk factors discussed in such Form 10-K under the heading "Risk Factors" are specifically incorporated by reference in this press release. Our forward-looking statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.


                                      # # #


Note to Editors: For additional company or product information from Concurrent, please contact Concurrent, 4375 River Green Parkway, Suite 100, Duluth, GA
30096. Call toll free in the U.S. and Canada at (877) 978-7363, fax (678) 258-4199. Readers can also access information through the company's Web site at www.ccur.com.

Concurrent Computer Corporation, its logo and MediaHawk are registered and unregistered trademarks of Concurrent Computer Corporation. All other product names are trademarks or registered trademarks of their respective owners.


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
                           CONCURRENT COMPUTER CORPORATION
                         CONDENSED CONSOLIDATED BALANCE SHEETS
                                    (IN THOUSANDS)


                                                 SEPTEMBER 30,    JUNE 30,
                                                     2004           2004
                                                  (UNAUDITED)
                                                ---------------  ----------
ASSETS
  Cash and cash equivalents                     $       18,779   $  27,928
  Trade accounts receivable, net                        11,421      10,192
  Inventories, net                                       7,378       9,617
  Prepaid expenses and other current assets              2,452       1,378
                                                ---------------  ----------
    Total current assets                                40,030      49,115


  Property, plant and equipment, net                    10,851      11,569
  Purchased developed computer software, net               966       1,013
  Goodwill                                              10,744      10,744
  Investment in minority owned company                     553         553
  Other long-term assets, net                            1,450       1,548
                                                ---------------  ----------

Total assets                                    $       64,594   $  74,542
                                                ===============  ==========


LIABILITIES
  Accounts payable and accrued expenses         $       11,004   $  12,069
  Deferred revenue                                       6,607      10,668
                                                ---------------  ----------
    Total current liabilities                           17,611      22,737

  Long-term deferred revenue                             3,986       4,117
  Other long-term liabilities                            2,034       1,962

STOCKHOLDERS' EQUITY
  Common stock                                             629         628
  Additional paid-in capital                           174,375     174,338
  Retained earnings (deficit)                         (133,747)   (128,712)
  Treasury stock                                             -         (42)
  Unearned compensation                                   (335)       (351)
  Accumulated other comprehensive income (loss)             41        (135)
                                                ---------------  ----------
    Total stockholders' equity                          40,963      45,726
                                                ---------------  ----------

Total liabilities and stockholders' equity      $       64,594   $  74,542
                                                ===============  ==========


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
                        CONCURRENT COMPUTER CORPORATION
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS EXCEPT PER SHARE DATA)


                                              THREE MONTHS ENDED SEPTEMBER 30,
                                              --------------------------------
                                                      2004        2003
                                                  (Unaudited)  (Unaudited)
                                              ---------------  --------------
Revenues:
  Product:
    ISD systems                               $        5,533   $       4,394
    Video-on-demand systems                            6,054           9,147
                                              ---------------  --------------
      Total product revenues                          11,587          13,541
  Service:
    ISD systems                                        3,274           4,146
    Video-on-demand systems                            2,469           1,215
                                              ---------------  --------------
      Total service revenues                           5,743           5,361
                                              ---------------  --------------
      Total revenues                                  17,330          18,902

Cost of sales:
  Product:
    ISD systems                                        2,457           1,356
    Video-on-demand systems                            4,210           3,657
                                              ---------------  --------------
      Total product cost of sales                      6,667           5,013
  Service:
    ISD systems                                        2,003           2,184
    Video-on-demand systems                            1,521             755
                                              ---------------  --------------
      Total service cost of sales                      3,524           2,939
                                              ---------------  --------------
      Total cost of sales                             10,191           7,952
                                              ---------------  --------------

Gross margin                                           7,139          10,950

Operating expenses:
  Sales and marketing                                  4,477           4,080
  Research and development                             5,180           4,668
  General and administrative                           2,506           2,169
                                              ---------------  --------------
      Total operating expenses                        12,163          10,917
                                              ---------------  --------------

Operating income (loss)                               (5,024)             33
Recovery of minority investment                            -           1,060
Other income (expense)                                    57             (74)
                                              ---------------  --------------
Income (loss) before income taxes                     (4,967)          1,019

Provision for income taxes                                54             407
                                              ---------------  --------------

Net income (loss)                             $       (5,021)  $         612
                                              ===============  ==============



Basic net income (loss) per share             $        (0.08)  $        0.01
                                              ===============  ==============

Diluted net income (loss) per share           $        (0.08)  $        0.01
                                              ===============  ==============

Basic weighted average shares outstanding             62,852          62,369
                                              ===============  ==============

Diluted weighted average shares outstanding           62,852          63,006
                                              ===============  ==============


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
                             CONCURRENT COMPUTER CORPORATION
                                      SEGMENT DATA
                                     (IN THOUSANDS)


                               INTEGRATED SOLUTIONS DIVISION         VOD DIVISION
                               -----------------------------  ---------------------------
                                     THREE MONTHS ENDED           THREE MONTHS ENDED
                               -----------------------------  ---------------------------
                                  09/30/04        09/30/03      09/30/04     09/30/03
                                 (Unaudited)    (Unaudited)    (Unaudited)   (Unaudited)
                               -------------  --------------  ------------  -------------
Revenues:
  Product                      $      5,533   $        4,394  $     6,054   $      9,147
  Service                             3,274            4,146        2,469          1,215
                               -------------  --------------  ------------  -------------
     Total                            8,807            8,540        8,523         10,362

Cost of sales:
  Product                             2,457            1,356        4,210          3,657
  Service                             2,003            2,184        1,521            755
                               -------------  --------------  ------------  -------------
     Total                            4,460            3,540        5,731          4,412
                               -------------  --------------  ------------  -------------

Gross margin                          4,347            5,000        2,792          5,950

Operating expenses
  Sales and marketing                 1,935            1,807        2,542          2,273
  Research and development            1,575            1,482        3,605          3,186
  General and administrative          1,111            1,094        1,395          1,075
                               -------------  --------------  ------------  -------------
    Total operating expenses          4,621            4,383        7,542          6,534
                               -------------  --------------  ------------  -------------

Operating income (loss)        $       (274)  $          617  $    (4,750)  $       (584)
                               =============  ==============  ============  =============


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